Exhibit 10.1

PROMISSORY NOTE

$112,804,430	Miami, Florida June 16, 2022

FOR VALUE RECEIVED, MSP RECOVERY, LLC, a Florida limited liability company (the “Borrower”) hereby unconditionally promises to pay to the order of John H. Ruiz, an individual, and Frank C. Quesada, an individual (the “Noteholders”) the principal amount of $112,804,430 (One Hundred Twelve Million Eight Hundred Fourt Thousand Four Hundred Thirty US Dollars 00/100)) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”).

1. Payment Dates.

(a) Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on June 16, 2026 (the “Initial Maturity Date”).

(b) Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without prepayment penalties, fees or other expenses by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

(c) Loan Acceleration. The Noteholders may declare all Loan obligations immediately due and shall have the right to require the Borrower to accelerate repayment that the aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note if: (i) Borrower, or an affiliate of the Borrower, terminates, for any or no cause, that certain Legal Services Agreement (the “LSA”) between Lionheart II Holdings, LLC, La Ley con John H. Ruiz, P.A. d/b/a MSP Recovery Law Firm and MSP Law Firm PLLC, dated May 23, 2022. The decision to terminate the LSA shall be made by the Board of Direcotrs of MSP Recovery, Inc., and John H. Ruiz and Frank C. Quesda shall abstain from voting on such termination of the LSA.

2. Interest.

(a) Interest Rate. Except as provided in Section 2(b), principal amounts outstanding under this Note shall bear payment-in-kind interest (computed on the basis of a year of 365 or 366 days, as applicable, and the actual days elapsed) at a rate per annum equal to 4.0% (four percent), which will be added to the outstanding principal amount of of the Loan, and will be payable upon the earlier of (i) the Note Maturity Date, or (ii) earlier repayment of the Loan.

(b) Interest Rate Limitation. If at any time the interest rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such interest rate shall be reduced automatically to the maximum rate permitted.

3. Payment Mechanics.

(a) Manner of Payment. All payments of principal and interest shall be made in US dollars no later than 12:00 PM on the date on which such payment is due. Such payments shall be made by wire transfer of immediately available funds to the Noteholders’ accounts and at the bank specified by the Noteholders on Schedule A hereto, as may be amended from time to time in writing by a joint instruction to the Borrower with 30 days’ advance notice.

(b) Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Note, second, to accrued interest, and, third, to principal outstanding under this Note.

(c) Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in New York, NY are authorized or required by law to close.

(d) Evidence of Debt. The Borrower authorizes the Noteholders to record on the grid attached as Exhibit A the Loan made to the Borrower and the date and amount of each payment or prepayment of the Loan. The entries made by the Noteholders shall be prima facie evidence of the existence and amount of the obligations of the Borrower recorded therein in the absence of manifest error. No failure to make any such record, nor any errors in making any such records, shall affect the validity of the Borrower’s obligation to repay the unpaid principal of the Loan with interest in accordance with the terms of this Note.

4. Representations and Warranties. The Borrower represents and warrants to the Noteholderss as follows:

(a) Existence. The Borrower is a limited liability company duly formed, validly existing, and in good standing under the laws of the state of its organization. The Borrower has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b) Compliance with Law. The Borrower is in compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on the Borrower, its property, and business.

(c) Power and Authority. The Borrower has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(d) Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary limited liability action in accordance with applicable law. The Borrower has duly executed and delivered this Note.

5. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a) Failure to Pay. The Borrower fails to pay (i) any principal amount of the Loan when due; (ii) any interest on the Loan within five (5) days after the date such amount is due; or (iii) any other amount due hereunder within ten (10) days after such amount is due.

(b) Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Noteholders herein contains an untrue or misleading statement of a material fact as of the date made; provided, however, no Event of Default shall be deemed to have occurred pursuant to this Section 5(b) if, within thirty (30) days of the date on which the Borrower receives notice (from any source) of such untrue or misleading statement, Borrower shall have addressed the adverse effects of such untrue or misleading statement to the reasonable satisfaction of the Noteholders.

(c) Bankruptcy; Insolvency.

(i) The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.

(ii) An involuntary case is commenced seeking the liquidation or reorganization of the Borrower under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.

(iii) The Borrower makes a general assignment for the benefit of its creditors.

(iv) The Borrower is unable, or admits in writing its inability, to pay its debts as they become due.

(v) A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.

(d) Failure to Give Notice. The Borrower fails to give the notice of Event of Default specified in 6.

6. Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within two (2) Business Days, the Borrower shall notify the Noteholders in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

7. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholders may, at their option, by written notice to the Borrower declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable; provided, however, if an Event of Default described in Sections 5(c)(i), 5(c)(iii), or 5(c)(iv) shall occur, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due and payable without notice, declaration, or other act on the part of the Noteholders.

8. Expenses. The Borrower shall reimburse the Noteholders on demand for all reasonable and documented out-of-pocket costs, expenses, and fees, including the reasonable fees and expenses of counsel, incurred by the Noteholders in connection with the negotiation, documentation, and execution of this Note and the enforcement of the Noteholders’ rights hereunder.

9. Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by facsimile or e-mail properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party shall specify in writing:

(a) If to the Borrower:

MSP Recovery, LLC

Attention: Sandra Rodriguez

E-mail: srodriguez@msprecovery.com

(b) If to the Noteholders:

John H. Ruiz / Frank C. Quesada

Attention: John H. Ruiz

E-mail: jruiz@msprecoverylawfirm.com

10. Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Florida.

11. Disputes.

(a) Submission to Jurisdiction.

(i) The Borrower irrevocably and unconditionally (A) agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the courts of the State of Florida sitting in Miami-Dade County, and (B) submits to the exclusive jurisdiction of such courts in any such action, suit, or proceeding. Final judgment against the Borrower in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii) Nothing in this Section 11(a) shall affect the right of the Noteholders to bring any action, suit, or proceeding relating to this Note against the Borrower or its properties in the courts of any other jurisdiction.

(iii) Nothing in this Section 11(a) shall affect the right of the Noteholders to serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(b) Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in any action, suit, or proceeding relating to this Note in any court referred to in Section 11(a), and (ii) the defense of inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

(c) Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

12. Successors and Assigns. This Note may be assigned or transferred by the Noteholders to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.

13. Integration. This Note constitutes the entire contract between the Borrower and the Noteholders with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto; provided, however, that nothing in this Note modifies, supersedes, voids, or otherwise alters the MIPA.

14. Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholders. Any waiver of the terms hereof sshall be effective only in the specific instance and for the specific purpose given.

15. No Waiver; Cumulative Remedies. No failure by the Noteholders to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

16. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

17. Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Note.

18. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), and any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has executed this Note as of June 16, 2022.

MSP RECOVERY, LLC

By	/s/ Sandra Rodriguez
Name: Sandra Rodriguez
Title: Manager

ACKNOWLEDGED AND ACCEPTED BY NOTEHOLDERS

/s/ John H. Ruiz
John H. Ruiz

/s/ Frank C. Quesada
Frank C. Quesada

EXHIBIT A

PAYMENTS ON THE LOAN

Date	Principal Amount Paid	Unpaid Principal Balance	Name of Person Making Notation

SCHEDULE A